Exhibit 99.2

BPZ Resources, Inc. and Subsidiaries

Contractual Arrangement Description for the Unaudited Pro Forma Consolidated Financial Statements

On December 26, 2012, the Company closed its contractual arrangements for the sale of a 49% participating interest, in offshore Block Z-1 to Pacific Rubiales.   Under terms of the original agreements signed on April 27, 2012, the Company (together with its subsidiaries) formed an unincorporated joint venture relationship with Pacific Rubiales (together with its subsidiaries) to explore and develop the offshore Block Z-1 located in Peru. Pursuant to the original agreements, Pacific Rubiales agreed to pay $150.0 million for a 49% participating interest in Block Z-1 and agreed to fund $185.0 million of the Company’s share of capital and exploratory expenditures in Block Z-1 from the effective date of the SPA, January 1, 2012.

In December 2012, the Company and Pacific Rubiales waived and modified certain contract conditions in order to effect an accelerated closing of the contractual arrangement.  With this closing the Company received the remaining $85 million of cash.  Operating revenues and expenses were also allocated at each partner's respective participating interest from that point forward.

The following unaudited pro forma financial information is presented to illustrate the effect of the Company’s December 26, 2012 sale of a 49% participating interest, including reserves, in Block Z-1 in Peru on its historical financial position and operating results. The unaudited pro forma balance sheet as of September 30, 2012 is based on the historical financial statements of the Company as of September 30, 2012 after giving effect to the closing of the contractual arrangement as if it had occurred on September 30, 2012.  The unaudited pro forma statements of operations for the nine months ended September 30, 2012 and the year ended December 31, 2011 are based on the historical financial statements of the Company for such periods after giving effect to the closing of the contractual arrangement as if it had occurred on January 1, 2011.  The unaudited pro forma financial information should be read in conjunction with the Company’s historical consolidated financial statements and notes contained in the Company’s 2011 Annual Report on Form 10-K, filed on March 14, 2012, and Form 10-Q for the quarter ended September 30, 2012, filed on November 9, 2012.

The preparation of the unaudited pro forma consolidated financial information is based on financial statements prepared in accordance with accounting principles generally accepted in the United States of America.  These principles require the use of estimates that affect the reported amounts of assets, liabilities, revenues and expenses. Actual results could differ from those estimates.

The unaudited pro forma consolidated financial information is provided for illustrative purposes only and does not represent what the actual results of operations or the financial position of the Company would have been had the closing of the contractual arrangement occurred on the respective dates assumed, nor is it indicative of the Company’s future operating results or financial position.  The pro forma adjustments reflected in the accompanying unaudited pro forma consolidated financial information reflect estimates and assumptions that the Company’s management believes to be reasonable.

BPZ Resources, Inc. and Subsidiaries
Unaudited Pro Forma Consolidated Balance Sheet
September 30, 2012
(In thousands)

	Historical	Pro Forma Adjustments		Pro Forma

ASSETS

Current assets:
Cash and cash equivalents	$75,379	$(4,003)	a	$71,376
Accounts receivable	8,232	-		8,232
Income taxes receivable	1,003	-		1,003
Value added tax receivable	37,293	(21,235)	b	16,058
Inventory	17,714	-		17,714
Prepaid and other current assets	14,588	14,623	c	29,211

Total current assets	154,209	(10,615)		143,594

Property, equipment and construction in progress, net	414,991	(172,042)	b	242,949
Restricted cash	3,987	49,818	c	53,805
Other non-current assets	5,478	-		5,478
Investment in Ecuador property, net	679	-		679
Deferred tax asset	35,432	(4,684)	d	30,748

Total assets	$614,776	$(137,523)		$477,253

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$6,298	$-		$6,298
Accrued liabilities	29,200	-		29,200
Other liabilities	455	-		455
Accrued interest payable	2,490	-		2,490
Derivative financial instruments	3,623	-		3,623
Current maturity of long-term debt and capital lease obligations	21,549	-		21,549

Total current liabilities	63,615	-		63,615

Asset retirement obligation	1,372	-		1,372
Derivative financial instruments	-	-		-
Long-term debt and capital lease obligations, net	378,101	(143,023)	e	235,078

Total long-term liabilities	379,473	(143,023)		236,450

Commitments and contingencies

Stockholders’ equity:
Preferred stock, no par value, 25,000 authorized; none issued and outstanding	-	-		-
Common stock, no par value, 250,000 authorized; 116,333 shares issued and outstanding at September 30, 2012	559,406	-		559,406
Accumulated deficit	(387,718)	5,500	f	(382,218)

Total stockholders’ equity	171,688	5,500		177,188

Total liabilities and stockholders’ equity	$614,776	$(137,523)		$477,253

The accompanying notes are an integral part of these unaudited pro forma financial statements.

BPZ Resources, Inc. and Subsidiaries
Unaudited Pro Forma Consolidated Statement of Operations
For the Nine Months Ended September 30, 2012
(In thousands, except per share data)

	Historical	Pro Forma Adjustments		Pro Forma

Net revenue:
Oil revenue, net	$97,691	$(47,869)	g	$49,822
Other revenue	215	-		215

Total net revenue	97,906	(47,869)		50,037

Operating and administrative expenses:
Lease operating expense	38,394	(20,143)	g	18,251
General and administrative expense	24,507	(2,336)	g	22,171
Geological, geophysical and engineering expense	33,146	(32,833)	j	313
Dry hole costs	-	-		-
Depreciation, depletion and amortization expense	34,358	(15,141)	h	19,217
Standby costs	4,089	(2,003)	g	2,086
Other expense	2,266	(1,124)	g	1,142

Total operating and administrative expenses	136,760	(73,580)		63,180

Operating income (loss)	(38,854)	25,711		(13,143)

Other income (expense):
Income from investment in Ecuador property, net	109	-		109
Interest expense	(12,592)	-		(12,592)
Loss on extinguishment of debt	(7,318)	-		(7,318)
Gain (loss) on derivatives	(2,291)	-		(2,291)
Interest income	22	-		22
Other income (expense)	(354)	-		(354)

Total other expense, net	(22,424)	-		(22,424)

Income (loss) before income taxes	(61,278)	25,711		(35,567)

Income tax expense (benefit)	(8,346)	5,657	i	(2,689)

Net income (loss)	$(52,932)	$20,054	k	$(32,878)

Basic net income (loss) per share	$(0.46)			$(0.28)
Diluted net income (loss) per share	$(0.46)			$(0.28)

Basic weighted average common shares outstanding	115,594			115,594
Diluted weighted average common shares outstanding	115,594			115,594

The accompanying notes are an integral part of these unaudited pro forma financial statements.

BPZ Resources, Inc. and Subsidiaries
Unaudited Pro Forma Consolidated Statement of Operations
For the Year Ended December 31, 2011
(In thousands, except per share data)

	Historical	Pro Forma Adjustments		Pro Forma

Net revenue:
Oil revenue, net	$139,354	$(65,986)	g	$73,368
Other revenue	4,386	-		4,386

Total net revenue	143,740	(65,986)		77,754

Operating and administrative expenses:
Lease operating expense	50,792	(25,019)	g	25,773
General and administrative expense	38,600	(855)	g	37,745
Geological, geophysical and engineering expense	9,315	-		9,315
Dry hole costs	13,082	-		13,082
Depreciation, depletion and amortization expense	38,944	(17,296)	h	21,648
Standby costs	4,529	(2,219)	g	2,310
Other expense	-	-		-

Total operating and administrative expenses	155,262	(45,389)		109,873

Operating income (loss)	(11,522)	(20,597)		(32,119)

Other income (expense):
Income from investment in Ecuador property, net	412	-		412
Interest expense	(19,772)	-		(19,772)
Loss on extinguishment of debt	-	-		-
Gain (loss) on derivatives	(2,046)	-		(2,046)
Interest income	453	-		453
Other income (expense)	1,083	-		1,083
		-
Total other expense, net	(19,870)	-		(19,870)

Income (loss) before income taxes	(31,392)	(20,597)		(51,989)

Income tax expense (benefit)	2,435	(4,531)	i	(2,096)

Net income (loss)	$(33,827)	$(16,066)		$(49,893)

Basic net income (loss) per share	$(0.29)			$(0.43)
Diluted net income (loss) per share	$(0.29)			$(0.43)

Basic weighted average common shares outstanding	115,367			115,367
Diluted weighted average common shares outstanding	115,367			115,367

The accompanying notes are an integral part of these unaudited pro forma financial statements.

BPZ Resources, Inc. and Subsidiaries

Notes to Unaudited Pro Forma Consolidated Financial Statements

1.	Basis of Presentation

The accompanying unaudited pro forma consolidated financial statements and explanatory notes present the financial statements of the Company assuming the closing, as described in the Contractual Arrangement Description preceding these pro forma financial statements, occurred as of September 30, 2012 with respect to the balance sheet and as of January 1, 2011 with respect to the statements of operations for the nine months ended September 30, 2012 and the year ended December 31, 2011.

The unaudited pro forma consolidated financial statements are presented for illustrative purposes only and do not purport to represent what the financial position or results of operations of the Company would have been had the closing of the contractual arrangement occurred on the dates noted above, or to project the financial position or results of operations of the Company for any future periods. The pro forma adjustments are based on available information and certain assumptions that management believes are reasonable. The pro forma adjustments are directly attributable to the contractual arrangement on the results of operations of the Company. In the opinion of management, all adjustments necessary to present fairly the unaudited pro forma financial statements have been made.

The following are descriptions of the columns included in the accompanying unaudited pro forma consolidated financial statements:

Historical – Represents the historical consolidated balance sheet of the Company as of September 30, 2012 and the historical consolidated statements of operations of the Company for the nine months ended September 30, 2012 and the year ended December 31, 2011.

Pro Forma Adjustments – Represents the adjustments to the historical consolidated financial statements required to derive the pro forma financial position of the Company as of September 30, 2012, assuming the closing of the contractual arrangement occurred as of September 30, 2012 and the pro forma results of operations of the Company for the nine months ended September 30, 2012 and the year ended December 31, 2011, assuming the closing of the contractual arrangement occurred as of January 1, 2011.

2.	Pro Forma Adjustments

Consolidated Balance Sheet Notes:

a
To adjust cash for the estimated receipt of proceeds from the sale of 49% interest in Block Z-1, less the related transaction fees and other related closing costs; less 49% of the related net revenues and expenses of Block Z-1 sold, and less amounts reclassified to the debt service reserve accounts.

b	To eliminate historical cost of assets sold and related depreciation, depletion and amortization.

c	To reclassify amounts to the debt service reserve accounts.

d	To record the related taxes.

e	To eliminate notes received from Pacific Rubiales

f
Includes gain from the sale of 49% interest in Block Z-1, transaction fees, approximately $4.2 million and other related closing costs; and 49% of the related net revenues and expenses from January 1, 2012 of Block Z-1 sold, net of taxes.

Consolidated Statement of Operations

g	To eliminate the revenues and operating expenses associated with the sale of 49% interest in Block Z-1.

h	To adjust historical depreciation, depletion and amortization expense associated with sale of 49% interest in Block Z-1.

i	To record the related taxes.

j	To remove the exploration expenses associated with the contractual arrangement.

k	The gain on the sale is not included in the statement of operations as it is a non recurring item.